EXHIBIT 10.2
FORM OF
PHOENIX FOOTWEAR GROUP, INC.
NON-EMPLOYEE DIRECTOR PERFORMANCE-BASED
DEFERRED STOCK AWARD AGREEMENT
UNDER THE AMENDED AND RESTATED
2001 LONG-TERM INCENTIVE PLAN
     This AWARD AGREEMENT (the “Award Agreement”) is made effective as of                     , 200___, between Phoenix Footwear Group, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”).
     WHEREAS, the Company desires to grant an award (the “Award”) of performance-based deferred stock pursuant to the Plan and the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. GRANT OF AWARD. The Company hereby grants to Participant an Award consisting of ___ shares of Common Stock of the Company (“Stock”). The Award granted under this Award Agreement is intended to qualify under Sections 7(c) and (g) of the Plan. The grant of this Award is subject to the Participant’s execution and return of this Award Agreement to the Company.
     2. NATURE OF AWARD. The Company agrees to issue the number of shares of Stock provided in Section 1 to Participant (or, in the event of Participant’s death, to Participant’s beneficiary designated prior to death in a manner acceptable to the Company, or, if no such beneficiary has been so designated, to Participant’s estate) (such designated beneficiary or the estate, as the case may be, being herein referred to as Participant’s “Beneficiary”) at the times and upon achievement of the conditions specified in Section 4, subject to the terms and conditions of the Plan and the Award Agreement. The Award is unfunded and unsecured, and Participant’s rights to any Stock hereunder shall be no greater than those of an unsecured general creditor of the Company. The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided above. The Award does not entitle Participant to any rights as a shareholder with respect to any shares of Stock subject to the Award, unless and until such shares of Stock have been issued to Participant. The Award is intended to constitute an arrangement that qualifies as a “short term deferral” exempt from the requirements of Section 409A of the Code, and shall be construed accordingly. The Award is not intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder.
     3. INCORPORATION OF PLAN. The Award is subject to the terms and conditions of the Plan, as from time to time amended, the provisions of which are incorporated by reference in this Award Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms or provisions of the Plan shall govern and prevail.
     4. PERFORMANCE VESTING CRITERIA.
          (a) Participant shall be entitled to have issued to Participant the number of shares of Stock subject to the Award upon the satisfaction of the performance condition(s) at the times or within the time frames (the “Performance Period(s)”) set forth in Appendix A or in connection with a Change in Control as provided in Section 5.
          (b) If a performance condition required for the vesting of any portion of the Award is not satisfied by the end of the last Performance Period in Appendix A for achieving such performance conditions, such portion of the Award shall thereupon be immediately forfeited.
          (c) At the end of each Performance Period, or at such earlier time selected by the Committee, the Committee shall determine whether and to what extent the performance condition(s) have been met. Such results shall be certified in writing by the Committee prior to any Stock being issued hereunder. Except as provided in Section 5, in no event shall the Participant be deemed to be vested in any Award prior to the achievement of the performance conditions and certification of the Committee as provided above.
     5. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, Participant shall immediately and automatically be entitled to have issued to Participant any shares of Stock to which Participant has not yet become entitled pursuant to Section 4 and which prior to the Change in Control had not been forfeited (whether or not the performance condition(s) specified under Section 4 above has/have been satisfied).
     6. ISSUANCE OF STOCK. As soon as practicable after Participant’s right to have issued to Participant any share of Stock subject to the Award has vested under Section 4 or Section 5 above, but in no event later than the 15th day of the 3rd month following the close of the calendar year in which such vesting occurs or, if later, the close of the fiscal year of the Company in which such vesting occurs, the Company shall issue to Participant (or, if Participant has died, to Participant’s Beneficiary) such shares of Stock evidenced either by a stock certificate or by such other evidence of record ownership as the Company deems appropriate. Notwithstanding the foregoing, if Participant’s right to any shares of Stock subject to the Award vests in connection with a Change in Control, or has previously vested but such shares of Stock has not yet been issued prior to the Change in Control, the Company in its discretion, to the extent consistent with Section 409A of the Code and subject to such conditions as the Company may prescribe (including, where vesting has not yet occurred, a condition that the Stock be relinquished if the Change in Control does not occur), may issue such shares of Stock to Participant sufficiently in advance of the Change in Control to permit Participant to participate in the Change in Control as a shareholder with respect to such shares of Stock.

     7. TERMINATION OF SERVICE.
          a. If Participant’s directorship with the Company or any of its subsidiaries terminates during the Performance Period by reason of death or disability, Participant will continue to be eligible to receive payment of the Award, if any, that would otherwise be payable pursuant to paragraph 6, but any such amount shall be pro rated for the portion of the Performance Period that elapsed prior to this termination of the directorship.
          b. If Participant’s directorship with the Company terminates during the Performance Period other than by reason of death or disability, or a Change in Control, the Award shall terminate and Participant shall immediately and automatically forfeit all rights to the Award, including to the receipt of any shares of Stock under the Award.
     8. NO RIGHTS OF A STOCKHOLDER OR TO CONTINUED BOARD MEMBERSHIP. The Participant shall have no rights as a stockholder of the Company with respect to the Stock underlying an Award unless and until certificates evidencing such Stock shall have been issued by the Company to the Participant. Until such time, the Participant shall not be entitled to dividends or distributions in respect of any shares of Stock subject to an Award or to vote such Stock on any matter submitted to the shareholders of the Company. This Agreement shall not confer upon the Participant any right to continued membership on the Company’s Board of Directors.
     9. ADJUSTMENTS. The Award and the shares of Stock subject to the Award are subject to adjustment as provided in Section 4(c) of the Plan.
     10. WITHHOLDING. Participant or Beneficiary shall, no later than the date on which any share of Stock is issued to Participant or Beneficiary and as a condition to such transfer, pay to the Company in cash, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. If any taxes are required to be withheld prior to such issue of such share of Stock (for example, upon the vesting of the right to receive such share), the Company may require Participant or Beneficiary to pay such taxes timely in cash by separate payment, may withhold the required taxes from other amounts payable to Participant or Beneficiary, or may agree with Participant or Beneficiary on other arrangements for the payment of such taxes, all as the Company determines in its discretion.
     11. SECTION 83(b) NOT APPLICABLE. Because the Award does not give to Participant a present ownership right in any Stock, but only a conditional right to acquire shares of Stock in the future, Participant shall not be entitled to make a so-called “83(b) election” with respect to the shares of Stock subject to the Award.
     12. ENTIRE AGREEMENT. This Award Agreement, Appendix A attached hereto, and the Plan constitute the entire understanding between the Participant and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award. The Participant agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee of the Company with respect to any question that may arise under the Plan and this Agreement.

     13. NOTICE. Unless otherwise provided herein, any notice or other communication hereunder shall be in writing and shall be given by registered or certified mail. Any notice given by the Company to the Participant directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise or notify the Participant of the existence, maturity or termination of any rights hereunder and the Participant shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Participant’s rights or privileges hereunder.
     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

PHOENIX FOOTWEAR GROUP, INC.

BY:

PARTICIPANT:

SIGNATURE

STREET ADDRESS

CITY, STATE, ZIP CODE

APPENDIX A